AGREEMENT PURSUANT TO DISTRIBUTION PLAN

This AGREEMENT PURSUANT TO DISTRIBUTION PLAN (this “Agreement”) is made as of the 30th day of April 2009, by and between Maxim Series Fund, Inc., a Maryland corporation (the “Fund”) and GWFS Equities, Inc., a Delaware corporation (the “Distributor”).

WHEREAS, the Fund is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the “1940 Act”), and has established a series of portfolios listed in Schedule A hereto, as may be amended from time to time (each a “Portfolio,” collectively, the “Portfolios”) for which the Fund has adopted a plan pursuant to Rule 12b-1 under the 1940 Act (the “12b-1 Plan”) relating to Class T1 shares of the Portfolios (the “Shares”); and

WHEREAS, the Distributor is the principal underwriter of the Fund, and desires to promote distribution of the Shares and to provide or arrange for the provision of services in respect of the Shares as contemplated by the 12b-1 Plan;

NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows;

1. Authorized Activities and Expenditures. The Distributor shall, subject to the direction of the Fund, undertake such activities and pay such expenses with respect to each Portfolio as the Distributor reasonably deems necessary or appropriate and are primarily intended to result in the sale of Shares of the Portfolio and/or for providing or arranging for the provision of services to the shareholders of such Shares (including plan sponsors), subject to the terms and conditions of this Agreement and the 12b-1 Plan.

2. Compensation. As compensation for the activities and expenditures contemplated by this Agreement pursuant to the 12b-1 Plan, each Portfolio shall pay to the Distributor a fee in the amount of 0.10% of the average daily net asset value of the Shares of the Portfolio (determined in accordance with the Fund’s prospectus as from time to time in effect) on an annual basis. Such fee shall be calculated and accrued daily and paid monthly or at such intervals as the Fund’s Board of Directors shall determine.

3. Information. The Distributor shall provide to the Fund’s Board of Directors for its review, at least quarterly, a written report specifying in reasonable detail the amounts expended by the Distributor for distribution or services under this Agreement and the purposes for which such expenditures were made.

4. Term. This Agreement shall not become effective until the 12b-1 Plan takes effect according to its terms. In addition, this Agreement, or any amendment thereto, shall not take effect until it has been approved by votes of a majority of both the Fund’s Board of Directors and the Independent Directors (as defined in the 12b-1 Plan).

Unless sooner terminated in accordance with its terms with respect to any Portfolio, this Agreement shall continue in effect with respect to each Portfolio for a period of more than one year after it takes effect only for as long as such continuance is specifically approved at least annually in the manner described in the preceding sentence of this paragraph.

5. Termination. This Agreement will automatically terminate with respect to each Portfolio in the event of its assignment (as such term is defined in the 1940 Act) or upon termination of the 12b-1 Plan. This Agreement may be terminated with respect to a Portfolio by the Fund or by the Distributor, without penalty, upon 60 days’ prior written notice to the other party. This Agreement may also be terminated with respect to a Portfolio at any time without penalty by the vote of a majority of the Independent Directors (as defined in the 12b-1 Plan) or a majority of the outstanding Shares of a Portfolio on 60 days’ written notice.

6. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Colorado, without giving effect to principles of conflict of laws.

The parties hereto have executed this Agreement as of the day and year first above written.

MAXIM SERIES FUND, INC.		GWFS EQUITIES, INC.

By:	/s/ Mary Maiers	By:	/s/ Charlie Nelson

Name:	MARY MAIERS	Name:	CHARLIE NELSON

Title:	TREASURER	Title:	PRESIDENT

SCHEDULE A

LIFETIME ASSET ALLOCATION PORTFOLIOS

Maxim Lifetime 2015 Portfolio I

Maxim Lifetime 2015 Portfolio II

Maxim Lifetime 2015 Portfolio Ill

Maxim Lifetime 2025 Portfolio I

Maxim Lifetime 2025 Portfolio II

Maxim Lifetime 2025 Portfolio III

Maxim Lifetime 2035 Portfolio I

Maxim Lifetime 2035 Portfolio II

Maxim Lifetime 2035 Portfolio III

Maxim Lifetime 2045 Portfolio I

Maxim Lifetime 2045 Portfolio II

Maxim Lifetime 2045 Portfolio III

Maxim Lifetime 2055 Portfolio I

Maxim Lifetime 2055 Portfolio II

Maxim Lifetime 2055 Portfolio Ill

AGREEMENT PURSUANT TO DISTRIBUTION PLAN

This AGREEMENT PURSUANT TO DISTRIBUTION PLAN (this “Agreement”) is made as of the 23rd day of October 2009, by and between Maxim Series Fund, Inc., a Maryland corporation (the “Fund”) and GWFS Equities, Inc., a Delaware corporation (the “Distributor”).

WHEREAS, the Fund is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the “1940 Act”), and has established a series of portfolios listed in Schedule A hereto, as may be amended from time to time (each a “Portfolio,” collectively, the “Portfolios”) for which the Fund has adopted a plan pursuant to Rule 12b-1 under the 1940 Act (the “12b-1 Plan”) relating to Class G1 shares of the Portfolios (the “Shares”); and

WHEREAS, the Distributor is the principal underwriter of the Fund, and desires to promote distribution of the Shares and to provide or arrange for the provision of services in respect of the Shares as contemplated by the 12b-1 Plan;

NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows;

1. Authorized Activities and Expenditures. The Distributor shall, subject to the direction of the Fund, undertake such activities and pay such expenses with respect to each Portfolio as the Distributor reasonably deems necessary or appropriate and are primarily intended to result in the sale of Shares of the Portfolio and/or for providing or arranging for the provision of services to the shareholders of such Shares (including plan sponsors), subject to the terms and conditions of this Agreement and the 12b-1 Plan.

2. Compensation. As compensation for the activities and expenditures contemplated by this Agreement pursuant to the 12b-1 Plan, each Portfolio shall pay to the Distributor a fee in the amount of 0.10% of the average daily net asset value of the Shares of the Portfolio (determined in accordance with the Fund’s prospectus as from time to time in effect) on an annual basis. Such fee shall be calculated and accrued daily and paid monthly or at such intervals as the Fund’s Board of Directors shall determine.

3. Information. The Distributor shall provide to the Fund’s Board of Directors for its review, at least quarterly, a written report specifying in reasonable detail the amounts expended by the Distributor for distribution or services under this Agreement and the purposes for which such expenditures were made.

4. Term. This Agreement shall not become effective until the 12b-1 Plan takes effect according to its terms. In addition, this Agreement, or any amendment thereto, shall not take effect until it has been approved by votes of a majority of both the Fund’s Board of Directors and the Independent Directors (as defined in the 12b-1 Plan).

Unless sooner terminated in accordance with its terms with respect to any Portfolio, this Agreement shall continue in effect with respect to each Portfolio for a period of more than one year after it takes effect only for as long as such continuance is specifically approved at least annually in the manner described in the preceding sentence of this paragraph.

5. Termination. This Agreement will automatically terminate with respect to each Portfolio in the event of its assignment (as such term is defined in the 1940 Act) or upon termination of the 12b-1 Plan. This Agreement may be terminated with respect to a Portfolio by the Fund or by the Distributor, without penalty, upon 60 days’ prior written notice to the other party. This Agreement may also be terminated with respect to a Portfolio at any time without penalty by the vote of a majority of the Independent Directors (as defined in the 12b-1 Plan) or a majority of the outstanding Shares of a Portfolio on 60 days’ written notice,

6. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Colorado, without giving effect to principles of conflict of laws.

The parties hereto have executed this Agreement as of the day and year first above written.

MAXIM SERIES FUND, INC.		GWFS EQUITIES, INC.

By:	/s/ Mary Maiers	By:	/s/ Charlie Nelson

Name:	MARY MAIERS	Name:	CHARLIE NELSON

Title:	TREASURER	Title:	PRESIDENT

SCHEDULE A

SECUREFOUNDATION PORTFOLIOS

Maxim SecureFoundation Balanced Portfolio

Maxim SecureFoundation Lifetime 2015 Portfolio

Maxim SecureFoundation Lifetime 2025 Portfolio

Maxim SecureFoundation Lifetime 2035 Portfolio

Maxim SecureFoundation Lifetime 2045 Portfolio

Maxim SecureFoundation Lifetime 2055 Portfolio